UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2016 (March 23, 2016)

REGENERON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

000-19034	13-3444607
(Commission File Number)	(I.R.S. Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York	10591-6707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 847-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 23, 2016, Regeneron Pharmaceuticals, Inc. (“Regeneron” or the “Company”) entered into a License and Collaboration Agreement (the “Agreement”) with Bayer HealthCare LLC (“Bayer HealthCare”).  A summary description of the Agreement is provided below.

The Agreement governs the joint development and commercialization of an antibody to angiopoietin2 (ANG2), including in combination with EYLEA® (aflibercept) Injection, for the treatment of ocular diseases or disorders (the “Product”). Under the Agreement, the Parties will jointly develop the Product and Bayer HealthCare will commercialize the Product outside the United States.  Bayer HealthCare will (i) make an upfront payment of $50 million to Regeneron; (ii) pay for 25% of global development costs and 50% of development costs for the territory outside of the United States; (iii) be responsible for an aggregate of $80 million in development and regulatory milestones; (iv) share profits from ex-U.S. sales of the Product equally with Regeneron; and (v) be responsible for certain royalties payable to a third party on ex-U.S. sales of the Product.

Regeneron retains exclusive commercialization rights to the Product in the United States and will retain all of the profits from any U.S. sales of the Product.

Unless terminated earlier in accordance with its provisions, the Agreement will continue to be in effect until such time as neither party or its respective affiliates or sublicensees is developing or commercializing the Product in the specified field outside of the United States and such discontinuation is acknowledged as permanent by both Regeneron and Bayer HealthCare in writing.  The Agreement contains other customary covenants, representations and warranties, and indemnification provisions.

The Agreement also contains a standstill provision, which prohibits Bayer HealthCare and its affiliates from seeking to influence the control of the Company or acquiring more than 20% of the Company’s then outstanding shares of common stock, par value $0.001 per share, and Class A Stock, par value $0.001 per share.  This standstill provision, which is substantially similar to the standstill provision in the License and Collaboration Agreement, dated as of January 10, 2014, by and between Bayer HealthCare and the Company (previously filed with the Securities and Exchange Commission as Exhibit 10.2 to Regeneron’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014), will expire on the fifth anniversary of the end of the term of the Agreement, unless terminated earlier by the occurrence of certain enumerated events.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGENERON PHARMACEUTICALS, INC.

/s/ Joseph J. LaRosa
Joseph J. LaRosa
Senior Vice President, General Counsel and Secretary

Date: March 29, 2016